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                                                                     EXHIBIT 3.1



                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF



1.                      DODGE CITY HEALTHCARE GROUP, L.P.
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         (Name of Limited Partnership; shall contain the words "Limited
                     Partnership" or the abbreviation L.P.)


2.          C/O THE CORPORATION COMPANY, INC., 515 SO. KANSAS AVENUE,
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                              TOPEKA, KANSAS 66603
                                 SHAWNEE COUNTY
                         (Address of Registered Office)


3.                        THE CORPORATION COMPANY, INC.
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       (Name of Registered Agent at above address for Service of Process)


4.       NAME AND ADDRESS OF GENERAL PARTNER:

         WESTERN PLAINS REGIONAL HOSPITAL, INC.     3001 Avenue A
                                                    Dodge City, Kansas 67801


5.       THE LAST DATE UPON WHICH THE LIMITED PARTNERSHIP IS TO BE DISSOLVED:
         NOVEMBER 22, 2050

Signed this 2nd day of December, 1994.
Signature of all general partners:


Western Plains Regional Hospital, Inc.

          /s/ Rachel A. Seifer
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         By:      Rachel A. Seifer
                  Vice President